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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 6, 2004, with respect to the consolidated financial statements of Kintera, Inc., included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-118307) and related Prospectus of Kintera, Inc. filed with the Securities and Exchange Commission for the registration of 2,694,998 shares of its common stock.

/s/ ERNST & YOUNG LLP

San Diego, California
October 1, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM